                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant      [  ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement      [  ]  Confidential, For use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2)
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)      Proposed maximum aggregate value of transaction:

        (5)      Total fee paid

[  ]    Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount previously paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 3, 1998


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ChromaVision Medical Systems, Inc. (the "Company") will be held at Blue Lantern Inn, 34343 Street of the Blue Lantern, Dana Point, CA 92629 on Wednesday, June 3, 1998 at 8:30 a.m., local time, for the following purposes:

                  1.       To elect five directors;

                  2. To approve the Amended and Restated 1996 Equity Compensation Plan; and

                  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on April 13, 1998 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

                                 By order of the Board of Directors,
                                 /s/ Douglas Harrington, M.D.
                                 -----------------------------------------
                                 Douglas Harrington, M.D.
                                 Chief Executive Officer


33171 Paseo Cerveza
San Juan Capistrano, CA 92675
April 28, 1998

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                               33171 PASEO CERVEZA
                          SAN JUAN CAPISTRANO, CA 92675


                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board") of ChromaVision Medical Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 3, 1998 (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The Company intends to mail this Proxy Statement and related form of Proxy to stockholders on or about May 1, 1998.

VOTING SECURITIES

         Only the holders of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company of record at the close of business on April 13, 1998 (the "Shares") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 17,209,254 Shares outstanding and entitled to be voted at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by the stockholders or, if no instructions are given, to vote as recommended by the Board. Each stockholder has one vote per Share on all business of the Annual Meeting.

         The five nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted will be elected as directors. The proposal to approve the Company's Amended and Restated 1996 Equity Compensation Plan requires a majority of the votes cast by all stockholders entitled to vote thereon. Votes withheld from any director and abstentions will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. The rules of the New York and American Stock Exchanges permit member organizations ("brokers") to vote shares on behalf of beneficial owners in the absence of instructions from beneficial owners on certain "routine" matters, including the election of directors, but do not permit such votes on "non-routine" matters, including the approval of the Amended and Restated 1996 Equity Compensation Plan. Situations where brokers are unable to vote on non-routine proposals are referred to as "broker non-votes." Broker non-votes will be counted for purposes of determining the presence of a quorum, but will not be counted for purposes of determining whether a non-routine proposal has been approved.

REVOCABILITY OF PROXY

         Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

PERSONS MAKING THE SOLICITATION

         The solicitation of this Proxy is made by the Company. The cost of soliciting Proxies on behalf of the Company, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies on behalf of the Company in person or by telephone, but will receive no special compensation for doing so.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Stockholders intending to present proposals at the next Annual Meeting of Stockholders to be held in 1999 must notify the Company of the proposal no later than January 1, 1999.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 13, 1998, the number of Shares of the Company's Common Stock, the only class of capital stock outstanding, beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Shares. The table also shows the number of Shares owned beneficially by each director, by each named executive officer, and by all executive officers and directors as a group.

                                                                           NUMBER OF  SHARES            PERCENT OF
                                                                                OWNED (1)                  CLASS
                                                                           -----------------            ----------
Safeguard Scientifics, Inc.(2)
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA  19087.............................................               4,426,461                   25.7%
XL Vision, Inc.
   10315 102nd Terrace
   Sebastian, FL 32958..........................................               1,432,114                    8.3%
Technology Leaders I(3)
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA 19087..............................................                 689,720                    4.0%
Technology Leaders II(4)
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA 19087..............................................                 734,887                    4.3%
John S. Scott, Ph.D.(5).........................................                 460,305                    2.7%
Douglas S. Harrington, M.D.(6)..................................                 387,500                    2.2%
Christopher Moller, Ph.D........................................                   3,673                      *
Richard C.E. Morgan(6)..........................................                  46,975                      *
Charles A. Root.................................................                 106,670                      *
Kenneth S. Garber(6)............................................                 204,487                    1.2%
Kevin C. O'Boyle(6).............................................                  50,240                      *
Michael G. Schneider(6).........................................                  26,645                      *
Executive officers and directors as a group
  (11 persons)(7)...............................................               1,286,495                    7.2%

---------

*        Less than 1% of the outstanding Common Stock

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the Shares (except for Shares held jointly with spouse).

(2) Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"), is the record owner of 3,438,721 of the Shares set forth above. The remaining 987,740 Shares are held of record by Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard. All of such Shares are beneficially owned by Safeguard and have been pledged by Safeguard as collateral under its bank line of credit. This number does not include 689,720 Shares beneficially owned by Technology Leaders I and 734,887 Shares beneficially owned by Technology Leaders II, venture capital partnerships in which Safeguard has a beneficial interest. Safeguard disclaims beneficial ownership of the Shares beneficially owned by each of Technology Leaders I and Technology Leaders II.

(3) Technology Leaders I consists of Technology Leaders L.P. and Technology Leaders Offshore C.V. Technology Leaders Management L.P., the sole general partner of Technology Leaders L.P. and the co-general partner of Technology Leaders Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the Shares owned by such entities. Of the 689,720 Shares beneficially owned by Technology Leaders I, 322,030 Shares are owned by Technology Leaders L.P. and 367,690 Shares are owned by Technology Leaders Offshore C.V. Technology Leaders L.P., Technology Leaders Offshore C.V., Technology Leaders Management L.P., Technology Leaders II L.P., Technology Leaders II Offshore C.V. and Technology Leaders II Management L.P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Technology Leaders I disclaims beneficial ownership of the Shares beneficially owned by Technology Leaders II.

(4) Technology Leaders II consists of Technology Leaders II L.P. and Technology Leaders II Offshore C.V. Technology Leaders II Management L.P., the sole general partner of Technology Leaders II L.P. and the co-general partner of Technology Leaders II Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the Shares owned by such entities. Of the 734,887 Shares owned by Technology Leaders II, 409,552 Shares are owned by Technology Leaders II L.P. and 325,335 Shares are owned by Technology Leaders II Offshore C.V. Technology Leaders L.P., Technology Leaders Offshore C.V., Technology Leaders Management L.P., Technology Leaders II L.P., Technology Leaders II Offshore C.V. and Technology Leaders II Management L.P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Technology Leaders II disclaims beneficial ownership of the Shares beneficially owned by Technology Leaders I.

(5)      Includes 343,750 Shares that are held by a family partnership.

(6) Includes for Messrs. Harrington, Morgan, Garber, O'Boyle and Schneider, 387,500 Shares, 41,875 Shares, 173,321 Shares, 50,000 Shares, and
         26,563 Shares, respectively, that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable within 60 days of April 13, 1998.

(7) Includes 679,259 Shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable within 60 days of April 13, 1998.


                            I. ELECTION OF DIRECTORS

         It is intended that the persons named as proxies for this Annual Meeting will vote in favor of the election of the following nominees as directors of the Company to hold office until the Annual Meeting of Stockholders in 1999 and until their successors are elected. All of the nominees are presently serving as directors of the Company. Proxies may not be voted for more than five directors. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors to be elected.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE FIVE NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

                                PRINCIPAL OCCUPATION AND BUSINESS                      HAS BEEN A
          NAME                  EXPERIENCE DURING LAST FIVE YEARS                   DIRECTOR SINCE        AGE
          ----                  ---------------------------------                   --------------        ---

John S. Scott, Ph.D.            Chairman of the Board and Chief Executive
                                Officer of XL Vision, Inc., a developer of
                                electronic imaging application-specific
                                solutions(3).....................................       1996               47
Douglas S. Harrington, M.D.     Chief Executive Officer of the Company(4)........       1996               45
Christopher Moller, Ph.D.       Managing Director of TL Ventures III and
                                Technology Leaders II Management, L.P.,
                                venture capital partnerships(1)(5)...............       1996               44
Richard C.E. Morgan             Managing General Partner of Wolfensohn
                                Partners L.P., a venture capital firm, and
                                Chairman and Chief Executive Officer of
                                LaserTechnics, Inc.(1)(2)(6).....................       1996               53
Charles A. Root                 Executive Vice President, Safeguard
                                Scientifics, Inc., a strategic information
                                systems company(1)(2)(7).........................       1996               65

---------

(1)      Member of the Compensation Committee.

(2)      Member of the Audit Committee.

(3) Dr. Scott has been Chairman of the Board of the Company since March 1996. Prior to founding XL Vision, Inc., from 1991 until July 1993, Dr. Scott was the President of Lenzar Electro-Optics, Inc., a manufacturer of imaging devices. Dr. Scott has a Ph.D. in both physics (turbulence and particle acceleration, associated space-borne instrumentation, plasma physics and electro-optical sensor system development) and astrophysics. He has designed and developed scanners for a wide range of media types including intelligence imagery, microfiche, microfilm, fingerprint cards, aerial photos, voter registration cards and medical x-rays.

(4) Dr. Harrington has been Chief Executive Officer of the Company since December 1996. From 1995 until be joined the Company in 1996, Dr. Harrington served as Chairman and President of Strategic Business Solutions, Inc., a privately held company specializing in commercialization of biotechnology, and as a Principal in Douglas S. Harrington and Associates, a strategic consulting firm. From 1992 to 1995, Dr. Harrington served as President of Nichols Institute, a publicly traded healthcare laboratory services provider, now part of Quest Diagnostics, Inc., a publicly traded laboratory services provider. Prior to 1992, Dr. Harrington held various management positions within Nichols Institute including Vice President of Operations and Medical Director. Dr. Harrington currently sits on the Boards, Advisory Boards, or Scientific Advisory Boards of ten healthcare and medical device companies, including as a director of Pacific Biometrics, Inc., a publicly traded company, and is an Associate Professor of Clinical and Anatomic Pathology at the University of Nebraska Medical Center. Dr. Harrington has over 18 years experience in the commercialization of healthcare technology and has published over 80 peer-reviewed publications.

(5) Dr. Moller is a Managing Director of TL Ventures III and also has served since 1994 as a Managing Director of Technology Leaders II Management L.P., and, in various capacities since 1990 with its predecessors. He is a director of four biotechnology companies. Dr. Moller serves on the medical advisory board of the Lankenau Research Institute. He holds a Ph.D. in immunology from the University of Pennsylvania.

(6) Mr. Morgan has been the Managing General Partner of Wolfensohn Partners, L.P. since 1986 and is the Chairman and Chief Executive Officer of LaserTechnics, Inc., a public company which manufactures and distributes small secure card printing systems and related equipment and small character coding systems. From 1990 to 1996, Mr. Morgan was the Chairman of MediSense, Inc., a manufacturer and distributor of blood glucose biosensors. Mr. Morgan has been a director of Quidel Corporation, a manufacturer and distributor of rapid diagnostic devices, for the past five years, and since July 1995, has served as Chairman. Mr. Morgan is also a director and member of the executive committee of Celgene Corporation, a director of SEQUUS Pharmaceuticals, Inc., both biopharmaceutical companies, and a director of Indigo N.V., a manufacturer and distributor of digital color electronic printing systems.

(7) Since 1986, Mr. Root has served as Executive Vice President of Safeguard. Mr. Root is Chairman of the Board of Coherent Communications Systems Corporation, CompuCom Systems, Inc. and Tangram Enterprise Solutions, Inc.

DIRECTORS' COMPENSATION

         Directors are elected annually and hold office until their successors are elected or until their earlier resignation or removal. Directors are reimbursed for travel expenses incurred in connection with attendance at meetings or other Company business, but directors are not compensated for their services as directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board held eight meetings in 1997. The Company's Board has appointed standing Compensation and Audit Committees. The Compensation Committee reviews and approves the compensation arrangements for executives of the Company, including salaries, bonuses and grants of options to purchase shares of Common Stock under the Company's stock option and equity compensation plans. The Compensation Committee met four times during 1997. The Audit Committee recommends the firm to be appointed as independent certified public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent certified public accountants, reviews with management and the independent certified public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company, and reviews the non-audit services to be performed by the independent certified public accountants. Issues pertaining to audit matters were dealt with by the entire Board of Directors in 1997 without utilization of the Audit Committee. All of the directors attended at least 75% of the total number of Board and Committee meetings of which they were members during the period in which they served as a director.


                   REPORT OF THE BOARD COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Committee") reviews and approves management recommendations for compensation levels, including incentive compensation, for the executives of the Company, and administers the Company's equity compensation plan. The current members of the Committee are all outside directors of the Company.

EXECUTIVE COMPENSATION POLICIES

         The Company strives to structure executive compensation to support the Company's goal of maximizing stockholder value. The Company seeks to attract and retain outstanding executives, and to motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company.

         Compensation levels are established for executives on the basis of subjective factors, with reference to the experience and achievements of the individual and the level of responsibility to be assumed in the Company. Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the

Company's stockholders and to encourage executives and key employees to remain in the Company's employ.

COMPANY POLICY ON QUALIFYING COMPENSATION

         Internal Revenue Code section 162(m), adopted in 1993, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under section 162(m), the Committee's discretion to grant awards must be strictly limited. The Company believes that its 1996 Equity Compensation Plan, as amended, meets the performance-based exception under section 162(m). The Committee believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's bonus plan outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Committee does not currently intend to seek to qualify its bonus plan under section 162(m).

CEO COMPENSATION

         Dr. Harrington's base salary, bonus target, and option grants to date were initially determined in connection with his employment agreement, described below. In April 1998, the Committee awarded Dr. Harrington a bonus of $75,000 based on the achievement of the Company's business objectives, including successful completion of the Company's initial public offering, financial goals, and progress in management of clinical trial activities.

OTHER EXECUTIVE COMPENSATION

         In connection with the relocation of the Company to California in the beginning of 1997, the Company granted options to certain executives in January 1997 and agreed to pay bonuses to them upon successful completion of the Company's initial public offering. The Company is in the process of adopting a formal bonus plan, pursuant to which it will award future bonuses.

By the Compensation Committee:

Christopher Moller, Ph.D.       Richard C.E. Morgan            Charles A. Root

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information concerning compensation earned during the last two calendar years to the Chief Executive Officer and each of the Company's executive officers whose salary and bonus exceeded $100,000 in 1997 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE




                                              ANNUAL COMPENSATION(1)       LONG TERM COMPENSATION
                                        ---------------------------------  -------------------------
                                                                                  AWARDS
                                                                           -------------------------
                                                                OTHER                    SECURITIES
                                                                ANNUAL     RESTRICTED     UNDERLYING     ALL OTHER
                                                    BONUS    COMPENSATION    STOCK        OPTIONS/     COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)   ($)       ($)(2)       AWARD(S)($)     SARS (#)       ($)
---------------------------     ----    ----------  -------  ------------  ------------  -----------   ------------
Douglas S. Harrington,          1997    $138,474    $75,000          --       --            25,000     $ 40,000
M.D., Chief Executive
Officer(3)                      1996          --         --          --       --           737,500       83,160

Kevin C. O'Boyle, Vice          1997    $130,000    $30,000    $100,584       --            31,250           --
President and Chief
Financial Officer(4)

Kenneth S. Garber, Vice         1997    $130,000    $30,000    $ 31,918       --                 0           --
President of Marketing and
Sales and Business              1996     110,000     37,500          --       --           277,313           --
Development(4)

Michael G. Schneider, Vice      1997    $124,704         --    $ 68,460       --            37,500           --
President, Manufacturing &
Service(4)


(1) Amounts shown do not include amounts expended by the Company pursuant to plans (including group, disability, life, and health insurance) that do not discriminate in scope, terms or operation in favor of executive officers or directors and that are generally available to all salaried employees. Perquisites and other personal benefits for fiscal year 1997 did not exceed the lesser of $50,000 or 10% of any Named Officer's salary and bonus.

(2) The stated amounts for 1997 represent reimbursement of relocation costs.

(3) Dr. Harrington joined the Company on December 30, 1996. Dr. Harrington's base salary is $160,000, which began in March 1997. The bonus reported for Dr. Harrington has been listed for the year earned although actually paid in the following fiscal year. Prior to December 1996, Dr. Harrington served on the Company's Advisory Board and received $40,000 in 1997 as payment for consulting services provided to the Company and reimbursement for expenses related thereto, which appears under the caption "All Other Compensation."

(4) Mr. Garber joined the Company in March 1996, Mr. O'Boyle joined the Company in December 1996, and Mr. Schneider joined the Company in June 1996.

STOCK OPTIONS

         The following tables set forth information with respect to (i) individual grants of stock options during 1997 to each of the Named Officers,
(ii) options exercised during fiscal year 1997, and (iii) the number of unexercised options and the value of unexercised in-the-money options at December 31, 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                           FOR OPTION TERM(1)
                            --------------------------------------------------------     ---------------------------

                               NUMBER OF
                              SECURITIES       % OF TOTAL
                              UNDERLYING      OPTIONS/SARS
                               OPTIONS/        GRANTED TO    EXERCISE OR
                                 SARS         EMPLOYEES IN    BASE PRICE  EXPIRATION         5%             10%
            NAME             GRANTED(#)(2)    FISCAL YEAR     ($/SH)(3)      DATE           ($)             ($)
            ----            -------------     ------------   -----------  ----------     ----------    ----------
   Douglas S. Harrington         25,000           5.6%           $2.40     1/23/07       $   37,734    $   95,625

   Kevin C. O'Boyle              31,250           7.0%           $2.40     1/23/04       $   30,533    $   71,154

   Kenneth S. Garber                  0            --               --          --               --            --

   Michael G. Schneider          37,500           8.4%           $2.40     1/23/04       $   36,639    $   85,385


(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code or any applicable state laws or option provisions providing for termination of an option following termination of employment, nontransferability or vesting over periods of up to four years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of Common Stock of the Company.

(2) The options granted to Dr. Harrington and to Mr. O'Boyle were 25% vested on the grant date and vest an additional 25% each year on the anniversary of the grant. The option granted to Mr. Schneider vests 25% each year commencing on the first anniversary of the grant. Each option continues vesting and remains exercisable so long as employment with the Company or one of its subsidiaries continues. The option exercise price may be paid in cash or by (i) delivery of previously acquired shares or (ii) same day sales, i.e. cashless broker's exercises. Upon any change of control of the Company, each optionee will be entitled to immediate vesting of all stock options or the payment of the in-the-money value of all unvested options.

(3) All options have an exercise price at least equal to the fair market value on the date of grant of the shares subject to each option.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                               SHARES                            OPTIONS/SARS           IN-THE-MONEY OPTIONS/
                             ACQUIRED ON      VALUE         AT FISCAL YEAR-END (#)      SARS AT FISCAL YEAR-END($)(1)
           NAME             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
           ----             ------------   ------------   -----------   -------------  -----------    -------------
Douglas S. Harrington                 0         --          375,000         387,500    $   2,485,000   $  2,567,500

Kevin C. O'Boyle                      0         --           42,188          57,812    $     278,441   $    381,559

Kenneth S. Garber                     0         --          173,321         103,992    $   1,421,232   $    852,734

Michael G. Schneider                  0         --           17,188          51,562    $     135,942   $    347,808


(1)      The value of unexercised in-the-money options is calculated based upon
         (i) the fair market value per share of the stock at December 31, 1997, less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 31, 1997, the fair market value of a share of the Company's Common Stock was $9.00. This table is presented solely for the purpose of complying with the rules of the Securities and Exchange Commission and does not necessarily reflect the amounts optionees will actually receive upon the sale of any shares acquired upon the exercise of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

         The Company entered into an employment agreement with Dr. Harrington as of December 30, 1996, which obligated him to serve as Chief Executive Officer until December 30, 1997. The agreement provided for the payment of an annual base salary of $160,000, bonuses up to 100% of his base salary upon the achievement of certain targets and an option to purchase 725,000 shares of Common Stock. Dr. Harrington's employment continued after December 31, 1997 on an at-will basis, subject to severance pay upon termination under certain conditions. Upon any change of control of the Company, Dr. Harrington will be entitled to immediate vesting of all stock options or the payment of an amount equal to the difference between the exercise price and the fair market value for each share of common stock which underlies an option which cannot vest and, if his employment terminates, one year salary continuation and payment of his maximum bonus for such year. In addition, upon his termination of employment, the Company has the option to retain Dr. Harrington as a consultant whereby Dr. Harrington would be entitled to receive monthly consulting fees equal to his prior monthly salary upon the provision of up to 20 hours of consulting services each month.

         On February 15, 1996, the Company entered into an at-will employment agreement with Mr. Garber. Mr. Garber agreed to serve as Vice President of Marketing and Sales and Business Development in return for an annual salary of $130,000, the opportunity to earn additional compensation in the form of commissions upon the achievement of certain performance objectives, and an option to purchase 277,313 shares of Common Stock. Upon a termination of Mr. Garber's employment by the Company for any reason other than cause, one-half of Mr. Garber's non-vested stock options automatically become vested, all performance-related compensation becomes immediately payable and the Company may elect to pay Mr. Garber his base salary for up to an 18-month period in return for Mr. Garber's agreement not to engage in activities in competition with the Company during such period. Upon any change of control of the Company, Mr. Garber will be entitled to immediate vesting of all stock options or the payment of the in-the-money value of all unvested options.

         On November 27, 1996, the Company entered into an at-will employment agreement with Mr. O'Boyle. Mr. O'Boyle agreed to serve as Vice President and Chief Financial Officer in return for the payment of an annual salary of $130,000, the opportunity to earn additional compensation in the form of bonuses, and an option to purchase 68,750 shares of Common Stock. Upon a termination of Mr. O'Boyle's employment by the Company for any reason other than cause, one-half of Mr. O'Boyle's non-vested stock options automatically become vested, all performance related compensation becomes immediately payable and the Company will pay Mr. O'Boyle his base salary for a 12-month period in return for Mr. O'Boyle's agreement not to engage in activities in competition with the Company during such period. Upon any change of control of the Company, Mr. O'Boyle will be entitled to immediate vesting of all stock options or the payment of the in-the-money value of all unvested options.


                             STOCK PERFORMANCE GRAPH

         The following chart compares the cumulative total stockholder return on the Company's Common Stock for the period beginning with the commencement of the Company's initial public offering on July 1, 1997 through December 31, 1997 with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of SIC Code 3826 -- Laboratory Analytical Instruments. The comparison assumes that $100 was invested on July 1, 1997 in the Company's Common Stock, at the initial public offering price of $5.00 per share, and in each of the comparison indices, and assumes reinvestment of dividends.

                               1-Jul-97         Dec-97

ChromaVision                     100             180
Nasdaq                           100             99
Peer Group                       100             100



                              CERTAIN TRANSACTIONS

         The Company entered into an Administrative Services Agreement with XL Vision and Safeguard, as of January 1, 1997. Under this agreement, XL Vision and Safeguard are obligated to provide the Company with administrative support services, including management consultation, investor relations, legal services and tax planning. In consideration for these services, the Company will pay an annual fee of 0.75% of the Company's gross revenues each year to each of XL Vision and Safeguard, up to a maximum of $300,000 a year in the aggregate. Fees will accrue until the Company achieves a positive cash flow from operations. The agreement extends through January 31, 2002 and continues thereafter unless terminated by either party. No payments were due under this agreement in 1997.

         Pursuant to the terms of the initial stock purchase agreement, the Company paid Safeguard $50,000 for services in connection with the initial public offering.

         Until June 1997, XL Vision provided certain personnel and administrative services to the Company. The Company also entered into a Direct Charge Administrative Services Agreement with XL Vision as of January 1, 1997. Under this agreement, XL Vision provides administrative services to the Company on an hourly basis at the request of the Company. The Company pays XL Vision for these services based upon an hourly fee. The agreement is month-to-month and may be terminated by either party. During 1997, the fees payable to XL Vision amounted to $260,000.

         The Company and XL Vision also have a separate arrangement under which certain inter-company charges, consisting primarily of reimbursement to XL Vision for services rendered by certain of its personnel, are paid. The terms of this arrangement are no less favorable to the Company than could be obtained by the Company from an unrelated third party. The highest balance payable by the Company to XL Vision under this arrangement during 1997 was $605,280 and the balance outstanding at year end was approximately $6,000.

         In August 1997, the Company entered into a note with Safeguard that provides for borrowings by Safeguard from the Company of up to a maximum of $5 million on a revolving basis at Safeguard's effective borrowing rate minus .75%. This rate is higher than the Company is earning on its money market investments. The highest principal balance of these borrowings during 1997 was $5,000,000, which is also the current outstanding principal balance under this note.


                      II. PROPOSAL TO APPROVE THE COMPANY'S
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN

         THE BOARD BELIEVES THAT THE FOLLOWING PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

BACKGROUND AND PROPOSED AMENDMENT

         At the Annual Meeting, the stockholders will be asked to approve the Company's Amended and Restated 1996 Equity Compensation Plan as adopted by the Board in February 1998, subject to stockholder approval. The 1996 Equity Compensation Plan, as amended and restated, is hereinafter referred to as the "1996 Plan."

         The 1996 Plan authorizes the issuance of up to 1,920,000 shares of Common Stock upon the exercise of options granted or to be granted under the 1996 Plan. This amount represents an increase of 500,000 shares of Common Stock over the 1,420,000 shares of Common Stock originally authorized for issuance.

         As of February 18, 1998, only 25,825 shares remained available for issuance. The Board believes that the increase in the number of shares available for grant under the 1996 Plan will be critical to the Company's future success by enabling the Company to recruit and retain highly qualified key employees, motivate high levels of performance by its employees, and recognize employee contributions to the Company's success. The Company has no specific plans to make any awards of options at this time.

         We direct your attention to Appendix A of this Proxy Statement, incorporated herein by reference, which contains a description of the material features of the 1996 Plan.

APPROVAL BY STOCKHOLDERS

         Approval of the 1996 Plan requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon. If not so approved, then the aggregate number of shares of Common Stock that are subject to options granted under the 1996 Plan will not exceed 1,420,000 shares of Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Since its inception in 1996, the Company has retained KPMG Peat Marwick LLP as its independent public accountants, and it intends to retain KPMG Peat Marwick LLP for the current year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have an opportunity at the Annual Meeting to make a statement, if desired, and will be available to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from July 1, 1997 to December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with.


                                  OTHER MATTERS

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

         The Company's Annual Report for 1997, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the stockholders but is not to be regarded as proxy solicitation material.


Dated:  April 28, 1998

                                   APPENDIX A
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN


PURPOSE OF THE 1996 PLAN

         The 1996 Plan was created to assist the Company in retaining and attracting key employees, non-employee directors and independent advisors who perform services for the Company or its subsidiaries (collectively, the "Participants") by offering such Participants a proprietary interest in the Company.

SHARES SUBJECT TO THE 1996 PLAN

         Subject to adjustment in certain circumstances as discussed below, the 1996 Plan authorizes the issuance of up to 1,920,000 shares of Common Stock. If and to the extent options or stock appreciation rights granted under the 1996 Plan terminate, expire or are canceled without being exercised, or if a restricted stock award is forfeited, the shares subject to such option, stock appreciation right, or restricted stock award will again be available for purposes of the 1996 Plan. Of the 1,920,000 authorized shares, as of April 13, 1998, 1,391,675 shares of Common Stock are subject to outstanding options and 28,325 shares of Common Stock remain available for issuance upon the exercise of options to be granted under the 1996 Plan. The closing price of the Company's Common Stock on the Nasdaq National Market on April 13, 1998 was $9.875 per share.

ADMINISTRATION OF THE 1996 PLAN

         The 1996 Plan is administered by the Compensation Committee, which is currently composed of Messrs. Moller, Morgan and Root. The Compensation Committee currently satisfies the requirement of section 162(m) of the Internal Revenue Code, which relates to the nondeductibility of compensation in excess of $1,000,000 paid to certain officers of public companies in any one year but excludes performance-based compensation, such as the grant of options and stock appreciation rights and awards of restricted stock, which are approved by a committee appointed by the Board consisting of not less than two persons who are "outside directors."

         The Compensation Committee is authorized to determine, from time to time, the persons to whom awards or grants will be made, and the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each award or grant. The Compensation Committee has the power to establish and waive, in its discretion, vesting provisions for awards or grants.

ELIGIBILITY FOR PARTICIPATION AND GRANTS

         Employees (including employees who are also officers or directors), non-employee directors and eligible independent advisors of the Company or of any subsidiary are eligible to receive grants under the 1996 Plan. As of April 13, 1998, there were seven executive officers, one non-employee director and approximately 35 employees and 10 independent advisors considered eligible to participate in the 1996 Plan.

         Grants under the 1996 Plan may consist of incentive stock options, non-qualified stock options, restricted stock awards, or stock appreciation rights (hereinafter collectively referred to as "Grants"). All Grants are subject to the terms and conditions set forth in the 1996 Plan and to those other terms and conditions consistent with the 1996 Plan as the Compensation Committee deems appropriate and as are specified in writing by the Compensation Committee.

During the term of the 1996 Plan, no Participant may receive Grants in the aggregate for more than 875,000 shares of Common Stock.

GRANTING OF OPTIONS

         The Compensation Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of section 422 of the Internal Revenue Code to Participants who are employees of the Company and/or other stock options ("NQSOs") to any Participant. Such grants are made in accordance with the terms and conditions set forth in the 1996 Plan, and grants to employees may be made in any combination of ISOs or NQSOs (hereinafter referred to collectively as "Stock Options").

         The exercise price of Common Stock subject to Stock Options is determined by the Compensation Committee at the time of grant, provided, however, that the exercise price per share for an ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant. Further, an ISO granted to a Participant who owns stock having more than 10% of the voting power of the Company or its subsidiaries must have an exercise price of not less than 110% of the fair market value of the Common Stock on the date of grant. The 1996 Plan provides that the aggregate fair market value (determined as of the time an ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year, under the 1996 Plan and any other ISO plan of the Company or any parent or subsidiary of the Company, cannot exceed $100,000.

         The term of any Stock Option granted under the 1996 Plan may not exceed ten years from the date of the Grant. An ISO granted to a Participant who owns stock having more than 10% of the voting power of the Company or its subsidiaries shall have an exercise period not greater than five years. Stock Options will become exercisable in such installments and on such dates as the Compensation Committee may specify. Unless otherwise determined by the Compensation Committee at or after grant, any Stock Option held by an individual who dies while employed by the Company or any subsidiary, or whose employment with the Company and all subsidiaries is terminated for any reason, prior to the expiration date of such option, will generally remain exercisable by the former employee or his personal representative, to the extent such Stock Option was vested and exercisable on the date of death or termination of employment, for a period of one year in the event of an individual's death or disability or for a period of three months following an employee's termination of employment for any other reason. However, in the event of termination of employment for cause all Stock Options held by the Participant shall immediately terminate at the date of termination, and the Participant shall forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Participant for such shares.

         The exercise price is payable in cash, by delivering shares of Common Stock already owned by the Participant and having a fair market value on the date of exercise equal to the exercise price, or with a combination of cash and shares. Shares of Common Stock previously acquired by a Participant which are tendered in payment of the exercise price may be subject to certain holding periods and other requirements as set forth in the 1996 Plan. The Company also may accept such other method of payment as the Compensation Committee may approve, including a "cashless exercise" of a Stock Option, which may be effected by a Participant by delivering a properly executed notice of exercise of the Stock Option to the Company and a securities broker, with irrevocable instructions to the securities broker promptly to deliver to the Company the amount of sale proceeds necessary to pay the exercise price of the Stock Option. Shares of Common Stock may not be issued or transferred upon exercise of the Stock Option until the exercise price is paid and the withholding obligation, if any, is fully satisfied.

RESTRICTED STOCK GRANTS

         The Compensation Committee may award shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the 1996 Plan to Participants. Shares of Common Stock issued pursuant to a Restricted Stock Grant may be issued for consideration or for no consideration. If a Participant's employment or other service to the Company terminates during the period, if any, designated in writing by the Compensation Committee at the time of the Restricted Stock Grant during which the transfer of the shares is restricted (the "Restriction Period"), the Restricted Stock Grant terminates with respect to all shares covered by the Restricted Stock Grant as to which the restrictions on transfer have not lapsed. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the Compensation Committee may determine as to any or all Restricted Stock Grants that all restrictions will lapse based on service, performance and/or such other factors or criteria as the Compensation Committee may determine, in its sole discretion.

STOCK APPRECIATION RIGHTS

         The Compensation Committee may make a Grant of stock appreciation rights ("SARs") to Participants in tandem with any Stock Option for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding. In the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The number of SARs granted to a Participant that are exercisable during any given period of time may not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by such Stock Option terminate. Upon the exercise of SARs, the related Stock Option terminates to the extent of an equal number of shares of Common Stock.

         Upon a Participant's exercise of some or all of his or her SARs, the Participant receives in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The stock appreciation for a SAR is the difference between the exercise price specified for the related Stock Option and the fair market value per share of the underlying Common Stock on the date of exercise of the SAR. The 1996 Plan provides that the exercise price of a SAR is the exercise price of the related Stock Option or, if the SAR is granted after the Stock Option, the fair market value of a share of Common Stock as of the date of the Grant of the SAR.

         A SAR is exercisable only during the period when the Stock Option to which it relates is also exercisable.

TERMINATION OF THE 1996 PLAN; AMENDMENT OF OPTIONS OR THE 1996 PLAN

         The Board may amend or terminate the 1996 Plan at any time, provided, however, that no amendment or termination may be made which would impair the rights of a Participant without the Participant's consent. Further, the Board may not amend the 1996 Plan without stockholder approval if such approval is required pursuant to the Internal Revenue Code or the rules of any national securities exchange or over-the-counter market on which the Company's stock is then listed. The 1996 Plan will terminate on December 11, 2006, unless terminated earlier by the Board.

         A termination or amendment of the 1996 Plan that occurs after a Grant is made will not result in the termination or amendment of the Grant unless the Participant consents or unless the Compensation Committee revokes a Grant, the terms of which are contrary to applicable law. The termination of the 1996 Plan will not impair the power and authority of the Compensation Committee with respect to outstanding Grants.

 ADJUSTMENT PROVISIONS; REORGANIZATION OF THE COMPANY

         If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or
(iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin off or the Company's payment of an extraordinary dividend or distribution, then unless such event or change results in the termination of all outstanding awards under the 1996 Plan, the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the 1996 Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to 0.5 or greater up and any portion of a share equal to less than 0.5 down, in each case to the nearest whole number.

FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a general description of the federal income tax consequences relating to Stock Options, Stock Appreciation Rights, and Restricted Stock Grants under the 1996 Plan.

INCENTIVE STOCK OPTIONS

         If the requirements regarding ISOs set forth in the 1996 Plan are met, ISOs granted under the 1996 Plan will be afforded favorable federal income tax treatment under the Internal Revenue Code. The Participant will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an ISO. Moreover, the Participant will not recognize taxable income (except alternative minimum taxable income, if applicable) and the Company will not be entitled to a deduction upon the exercise by the Participant of an ISO, provided the Participant was an employee of the Company or any of its subsidiary corporations, as defined in section 424(f) of the Internal Revenue Code, during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to death or total and permanent disability, or if the employee dies within a limited period of time following termination of employment).

         If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed below) will apply.

         If the Participant disposes of the shares acquired under an ISO after at least two years following the date of grant of the ISO and at least one year following the date of transfer of the shares to the Participant following exercise of the ISO, the Participant will recognize a capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. If the shares were held more than 12 months but not more than 18 months, any net capital gain will be taxed at a maximum rate of 28% (15% if the individual is in the 15% bracket). If the shares were held more than 18 months, any net capital gain is treated as long-term capital gain and will be taxed at the rate of 20% (10% if the individual is in the 15% bracket). Any net capital loss can only be used to offset up to $3,000 per year ($1,500 per year in the case of a married individual filing separately) of ordinary income.

         If the Participant makes a disqualifying disposition of the shares (that is, disposes of the shares within two years after the date of grant of the ISO or within one year after the transfer of the shares to the Participant), but all other requirements of section 422 of the Internal Revenue Code are met, the Participant will generally recognize ordinary income upon disposition of the shares in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. Disqualifying dispositions of shares may also, depending upon the sales price, result in either long-term or short-term capital gain or loss under the Internal Revenue Code rules which govern other stock dispositions.

         If the requirements of section 422 of the Internal Revenue Code are not met, the Company will be allowed a federal income tax deduction to the extent of the ordinary income includible in the Participant's gross income in accordance with the provisions of section 83 of the Internal Revenue Code (and section 3402 of the Internal Revenue Code, to the extent applicable) and the regulations thereunder.

         The use of shares of Common Stock received upon the exercise of an ISO to pay the exercise price in connection with the exercise of other ISOs within either the two-year or one-year holding periods described above will constitute a disqualifying disposition of the shares so used which will result in income (or loss) to the Participant and, to the extent of a recognized gain, a deduction to the Company. If, however, these holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the Participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the Participant's basis in such excess shares will equal the amount of cash paid by the Participant upon the original exercise of the Stock Option, and the Participant's holding period with respect to such excess shares will begin on the date such shares are transferred to the Participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

NON-QUALIFIED OPTIONS

         All other Stock Options granted under the 1996 Plan are NQSOs and will not qualify for any special tax benefits to the Participant. Under present Treasury Regulations, the Company's Stock Options are not deemed to have a readily ascertainable value. Accordingly, a Participant will not recognize any taxable income at the time he or she is granted an NQSO and the Company will not be entitled to a deduction upon the grant of an NQSO.

         Generally, a Participant will recognize ordinary income at the time of exercise of an NQSO, in an amount equal to the excess of the fair market value of the shares at the time of such exercise over the exercise price.

         The Company will be entitled to a deduction to the extent of the ordinary income recognized by a Participant in accordance with the rules of section 83 of the Internal Revenue Code and the regulations thereunder.

         A Participant exercising an NQSO is subject to federal income tax on the income recognized as a result of the exercise of an NQSO and federal income tax must be withheld. The Compensation Committee, in its discretion, may permit the Participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, in order to satisfy the federal income tax withholding, subject to certain restrictions set forth in the 1996 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the Participant's income equal to the excess of the fair market value of such shares over the Participant's basis in such shares.

         If the Participant pays the exercise price in cash, the basis of the shares received by a Participant upon the exercise of an NQSO is the exercise price paid plus the amount recognized by the Participant as income attributable to such shares upon such exercise. If the exercise price is paid in cash, the Participant's holding period for such shares will begin on the day after the date on which the Participant realized income with respect to the transfer of such Stock Option shares, i.e., generally the day after the exercise date. If the shares are held more than 12 months but not more than 18 months, any net capital gain realized by the Participant upon a subsequent disposition of any such shares will be taxed at a maximum rate of 28% (15% if the individual is in the 15% bracket). If the shares are held more than 18 months, any net capital gain realized by the Participant upon a subsequent disposition of any such shares will be taxed at the rate of 20% (10% if the individual is in the 15% bracket). Any loss realized on a subsequent disposition, however, will be treated as a capital loss and thus can only be used to offset up to $3,000 per year ($1,500 in the case of a married individual filing separately) of ordinary income.

         If the Participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the Participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the Participant upon such exercise, will be includible in the gross income of the Participant. The Participant's basis in such excess shares will equal the sum of the cash paid by the Participant upon the exercise of the Stock Option plus any amount included in the Participant's gross income as a result of the exercise of the Stock Option, and the Participant's holding period with respect to such excess shares will begin on the day following the date of exercise.

RESTRICTED STOCK

         A Participant normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time less any consideration paid by the Participant for such shares and the Company will be entitled to a deduction in the same amount. A Participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time less any consideration paid by the Participant for such shares, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the Participant upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Participant is not entitled to any tax deduction or tax refund.

STOCK APPRECIATION RIGHTS

         The Participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the Participant will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon such exercise, and the Company is entitled to a corresponding deduction, provided the Company complies with the applicable withholding requirements for federal tax purposes. In the event that the Participant receives shares of Common Stock upon the exercise of a SAR, the shares so acquired will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

TAX WITHHOLDING

         No later than the date that an amount becomes includible in a Participant's gross income for federal tax purposes in connection with a Grant under the 1996 Plan, a Participant who is an employee is required to pay the Company, or make arrangements satisfactory to the Compensation Committee for the payment of, any federal, state or local taxes required to be withheld. The Compensation Committee, in its discretion, may permit a Participant to satisfy the Company's income withholding obligation by having shares of Common Stock withheld up to an amount that does not exceed the Participant's maximum marginal tax rate for federal, state and local tax liabilities. To the extent permitted by law, the Company may deduct any required withholding from any payment of any kind otherwise due to the Participant. The obligations of the Company under the 1996 Plan are conditional upon the payment or arrangement for such payment of any required withholding.

OTHER TAX CONSIDERATIONS

         The 1996 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1984, as amended. The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 1996 Plan. No consideration has been given to the effects of state, local or other tax laws on the Participant or the Company.

PROXY

                       CHROMAVISION MEDICAL SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


I hereby constitute and appoint Douglas S. Harrington, M.D. and Kevin C. O'Boyle, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1998 Annual Meeting of Stockholders of ChromaVision Medical Systems, Inc. to be held on June 3, 1998, and at any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE ADOPTION OF THE AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN, AND AS THE PROXIES MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.


    PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE AND RETURN
                     PROMPTLY USING THE ENCLOSED ENVELOPE.



                              FOLD AND DETACH HERE

                                                            PLEASE MARK
                                                            YOUR VOTES AS
                                                            INDICATED IN
                                                            THIS EXAMPLE  [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS                     FOR  [ ]   WITHHELD FOR ALL [ ]
   Nominees: John S. Scott, Ph.D.
             Douglas S. Harrington, M.D.
             Christopher Moller, Ph.D.
             Richard C. E. Morgan
             Charles A. Root

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL WHILE
VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE
NOMINIEE'S NAME IN THE LIST.


2. AMENDED AND RESTATED 1996 EQUITY          FOR  [ ]   AGAINST [ ] ABSTAIN [ ]
   COMPENSATION PLAN







Signature(s)__________________________________________________ Date ____________

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Joint tenants must both sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation or partnership, please give full title.




                              FOLD AND DETACH HERE